Exhibit 99.1

CVS HEALTH CORPORATION REPORTS THIRD QUARTER 2026 RESULTS AND RAISES FULL-YEAR 2026 GUIDANCE

•Third quarter total revenues increased to $108.4 billion, up 5.4% year-over-year
•Third quarter GAAP diluted EPS of $1.68 and Adjusted EPS of $2.09
•Generated year-to-date cash flow from operations of $15.3 billion
•Raising full-year 2026 guidance:
◦GAAP diluted EPS guidance to at least $6.98 from a range of $6.84 to $7.04
◦Adjusted EPS guidance to at least $8.20 from a range of $7.90 to $8.10
◦Cash flow from operations guidance to at least $15.5 billion from at least $11.5 billion

WOONSOCKET, RHODE ISLAND, November 4, 2026 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2026.

“Our colleagues build trust every day through delivering quality health care rooted in our purpose - to simplify health care one person, one family and one community at a time. Through their continued dedication, each of our businesses delivered another quarter of strong results. We continue to advance our strategy by improving the consumer experience, lowering health care costs, and connecting care for the people we serve.”
                                                                                                           - David Joyner, CVS Health Chairman and CEO

	Three Months Ended September 30,		Year Ending December 31,
In billions, except per share amounts	2026	2025	2026 Projected
Total revenues	$108.4	$102.9	At least $420.0
Diluted earnings (loss) per share	$1.68	$(3.13)	At least $6.98
Adjusted EPS (2)	$2.09	$1.60	At least $8.20

Third quarter GAAP diluted earnings per share of $1.68 increased from a loss per share of $3.13 in the prior year, reflecting the absence of a $5.7 billion goodwill impairment charge recorded in the third quarter of 2025. Adjusted EPS of $2.09 increased from $1.60 in the prior year, primarily due to improved adjusted operating income in the Health Care Benefits segment, reflecting continued execution of its margin recovery plan.

The Company is increasing its full-year 2026 GAAP diluted EPS, Adjusted EPS and cash flow from operations guidance to reflect increases in the Health Care Benefits and Pharmacy & Consumer Wellness segments, while maintaining a cautious view for the remainder of the year in light of continued elevated cost trends and the potential for macro headwinds.

Consolidated third quarter results

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except per share amounts	2026	2025	Change	2026	2025	Change
Total revenues	$108,399	$102,871	$5,528	$314,921	$296,374	$18,547
Operating income (loss)	3,566	(3,207)	6,773	12,949	2,548	10,401
Adjusted operating income (1)	4,194	3,459	735	14,501	11,846	2,655
Net income (loss)	2,171	(3,990)	6,161	8,123	(1,195)	9,318
Diluted earnings (loss) per share	$1.68	$(3.13)	$4.81	$6.29	$(0.93)	$7.22
Adjusted EPS (2)	$2.09	$1.60	$0.49	$7.24	$5.66	$1.58

For the three months ended September 30, 2026 compared to the prior year:
•Total revenues increased 5.4% primarily driven by growth in the Health Services and Health Care Benefits segments.
•During the three months ended September 30, 2026, the Company generated operating income of $3.6 billion compared to an operating loss of $3.2 billion in the prior year. The difference was primarily driven by the absence of the $5.7 billion goodwill impairment charge related to the Health Care Delivery reporting unit recorded in the prior year and the increase in adjusted operating income described below.
•Adjusted operating income increased 21.2% primarily driven by increases across all operating segments. See pages 3 through 5 for additional discussion of the adjusted operating income performance of the Company’s segments.

Operational Updates
•More than 69 percent of Aetna® Medicare Advantage members are in 2027 plans rated 4 stars or higher (out of 5 stars) by the Centers for Medicare & Medicaid Services. These results position Aetna second among large, publicly traded Medicare Advantage organizations in the Star Ratings program. For the third consecutive year, Aetna’s commitment to care has driven strong performance across various clinical quality, preventive care and member experience measures.
•CVS Health continues to lead the industry through enhancements to its direct-to-consumer weight management offerings to improve access, affordability, care and support for GLP-1 medications. CVS Pharmacy offers all FDA-approved GLP-1s. Through its integrated offerings, CVS Health can combine a MinuteClinic digital weight loss visit with a licensed clinician, same-day medication pickup at 9,000 local CVS Pharmacy locations, and in-person pharmacist support in one connected experience, with no membership or recurring monthly fee.
•Health100™, a CVS Health subsidiary, earned the CARIN Code of Conduct for Consumer-Facing Applications Accreditation from DirectTrust® for the Health100 mobile app. Health100 provides consumers with cost transparency and the ability to reduce out-of-pocket costs, helps them find and access expanded care, and offers integrated, simpler health care navigation and chronic condition management, including real-time proactive support to stay on track.

Health Care Benefits segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three and nine months ended September 30, 2026 and 2025 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except percentages	2026	2025	Change	2026	2025	Change
Total revenues	$36,855	$35,993	$862	$110,364	$107,061	$3,303
Adjusted operating income (1)	912	314	598	6,379	3,615	2,764
Medical benefit ratio (“MBR”) (3)	91.3%	92.8%	(1.5)%	87.8%	90.0%	(2.2)%
Medical membership (4)				26.1	26.7	(0.6)

•Total revenues increased 2.4% for the three months ended September 30, 2026 compared to the prior year primarily driven by an increase in the Government business, partially offset by a decline as a result of the Company’s exit of the individual exchange business in 2026.
•Adjusted operating income increased significantly in the three months ended September 30, 2026 compared to the prior year primarily driven by improved underlying performance in the Government business.
•The MBR decreased to 91.3% in the three months ended September 30, 2026 compared to 92.8% in the prior year primarily driven by improved underlying performance in the Government business.
•Medical membership as of September 30, 2026 of 26.1 million remained consistent compared with June 30, 2026.
•Prior years’ health care costs payable estimates developed favorably by $1.3 billion during the nine months ended September 30, 2026.
•Days claims payable were 41.9 days as of September 30, 2026, an increase of 0.2 days compared to June 30, 2026.

Health Services segment

The Health Services segment provides a full range of pharmacy benefit management solutions, delivers health care services in its medical clinics, virtually, and in the home, and offers provider enablement solutions. The segment results for the three and nine months ended September 30, 2026 and 2025 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2026	2025	Change	2026	2025	Change
Total revenues	$53,964	$49,266	$4,698	$153,996	$139,181	$14,815
Adjusted operating income (1)	2,106	2,050	56	5,328	5,228	100
Pharmacy claims processed (5) (6)	481.7	475.6	6.1	1,419.4	1,408.8	10.6

•Total revenues increased 9.5% for the three months ended September 30, 2026 compared to the prior year primarily driven by pharmacy drug mix and brand inflation, partially offset by continued pharmacy client price improvements.
•Adjusted operating income increased 2.7% for the three months ended September 30, 2026 compared to the prior year primarily driven by improved purchasing economics and pharmacy drug mix, partially offset by continued pharmacy client price improvements.
•Pharmacy claims processed increased 1.3% on a 30-day equivalent basis for the three months ended September 30, 2026 compared to the prior year.

Pharmacy & Consumer Wellness segment

The Pharmacy & Consumer Wellness segment dispenses prescriptions in its retail pharmacies and through its infusion operations, provides ancillary pharmacy services including pharmacy patient care programs and vaccination administration, and sells a wide assortment of health and wellness products and general merchandise. The segment also provides pharmacy fulfillment services to support the Health Services segment’s specialty and mail order pharmacy offerings. The segment results for the three and nine months ended September 30, 2026 and 2025 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2026	2025	Change	2026	2025	Change
Total revenues	$35,498	$36,214	$(716)	$101,303	$101,707	$(404)
Adjusted operating income (1)	1,635	1,478	157	4,307	4,129	178
Prescriptions filled (5) (6)	470.0	461.4	8.6	1,378.2	1,335.0	43.2

•Total revenues decreased 2.0% for the three months ended September 30, 2026 compared to the prior year primarily driven by regulatory-related price reductions on certain drugs, the impact of recent generic drug introductions and pharmacy reimbursement pressure. These decreases were partially offset by pharmacy drug mix, increased prescription volume, including contributions from the Company’s Rite Aid asset acquisitions which were completed during the third quarter of 2025, and brand inflation.
•Adjusted operating income increased 10.6% for the three months ended September 30, 2026 compared to the prior year primarily driven by core pharmacy strength and contributions from the Company’s Rite Aid asset acquisitions. These increases were partially offset by continued business investments and the impact of consumer dynamics.
•Prescriptions filled increased 1.9% on a 30-day equivalent basis for the three months ended September 30, 2026 compared to the prior year primarily driven by increased utilization and incremental volume resulting from the Company’s Rite Aid prescription file acquisitions, partially offset by the absence of long-term care pharmacy prescription volume following the deconsolidation of Omnicare, LLC (“Omnicare”) in September 2025.

About CVS Health

CVS Health is a leading health solutions company simplifying health care one person, one family and one community at a time. As of September 30, 2026, the Company had approximately 9,000 retail pharmacy locations, more than 1,000 walk-in and primary care medical clinics and a leading pharmacy benefits manager with approximately 87 million plan members. The Company also serves an estimated 37 million people through a broad range of health insurance products and related services. The Company’s integrated model uses personalized, technology driven services to connect people to simply better health, increasing access to quality care, delivering better outcomes, and lowering overall costs.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its third quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

Non-GAAP Financial Information

The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” beginning on page 10 and endnotes beginning on page 20 for explanations of non-GAAP financial measures presented in this press release. See pages 12 through 14 and page 19 for reconciliations of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure.

Cautionary Statement Concerning Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, the full-year 2026 guidance information, Mr. Joyner’s quotation and the information included in the reconciliations and endnotes. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, June 30, 2026 and September 30, 2026 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Investor Contact: Larry McGrath | Executive Vice President, Capital Markets | (800) 201-0938
Media Contact: Ethan Slavin | Executive Director, Corporate Communications | (860) 273-6095

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2026	2025	2026	2025
Revenues:
Products	$69,225	$64,590	$197,670	$182,866
Premiums	34,566	33,719	103,474	100,734
Services	3,961	3,930	11,915	11,135
Net investment income	647	632	1,862	1,639
Total revenues	108,399	102,871	314,921	296,374
Operating costs:
Cost of products sold	61,185	57,045	175,491	162,107
Health care costs	32,316	32,020	93,159	92,472
Operating expenses	11,332	11,288	33,322	33,522
Goodwill impairment	—	5,725	—	5,725
Total operating costs	104,833	106,078	301,972	293,826
Operating income (loss)	3,566	(3,207)	12,949	2,548
Gain on deconsolidation of subsidiary	—	483	—	483
Interest expense	(747)	(784)	(2,278)	(2,332)
Other income	30	26	93	83
Income (loss) before income tax provision	2,849	(3,482)	10,764	782
Income tax provision	678	508	2,641	1,977
Net income (loss)	2,171	(3,990)	8,123	(1,195)
Net (income) loss attributable to noncontrolling interests	1	15	(29)	20
Net income (loss) attributable to CVS Health	$2,172	$(3,975)	$8,094	$(1,175)

Net income (loss) per share attributable to CVS Health:
Basic	$1.70	$(3.13)	$6.33	$(0.93)
Diluted	$1.68	$(3.13)	$6.29	$(0.93)
Weighted average shares outstanding:
Basic	1,282	1,269	1,278	1,266
Diluted	1,291	1,269	1,286	1,266

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	September 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$11,738	$8,453
Investments	3,149	2,145
Accounts receivable, net	42,073	39,779
Inventories	18,240	19,246
Other current assets	4,192	5,091
Total current assets	79,392	74,714
Long-term investments	34,066	32,669
Property and equipment, net	13,322	13,083
Operating lease right-of-use assets	14,226	14,973
Goodwill	85,478	85,478
Intangible assets, net	24,224	25,508
Other assets	7,367	7,113
Total assets	$258,075	$253,538

Liabilities:
Accounts payable	$17,875	$17,641
Pharmacy claims and discounts payable	26,296	26,344
Health care costs payable	16,858	15,399
Accrued expenses and other current liabilities	25,787	22,387
Other insurance liabilities	904	1,116
Current portion of operating lease liabilities	1,920	1,737
Current portion of long-term debt	3,457	4,068
Total current liabilities	93,097	88,692
Long-term operating lease liabilities	12,697	13,643
Long-term debt	57,223	60,502
Deferred income taxes	3,866	3,832
Other long-term insurance liabilities	4,231	4,716
Other long-term liabilities	6,272	6,771
Total liabilities	177,386	178,156

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	51,154	50,402
Treasury stock	(36,769)	(36,790)
Retained earnings	66,707	61,196
Accumulated other comprehensive income (loss)	(595)	406
Total CVS Health shareholders’ equity	80,497	75,214
Noncontrolling interests	192	168
Total shareholders’ equity	80,689	75,382
Total liabilities and shareholders’ equity	$258,075	$253,538

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2026	2025
Cash flows from operating activities:
Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$8,123	$(1,195)
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,373	3,459
Goodwill impairment	—	5,725
Stock-based compensation	610	400
Loss on sale of subsidiary	—	236
Gain on deconsolidation of subsidiary	—	(483)
Deferred income taxes and other items	(344)	(440)
Change in operating assets and liabilities	3,556	(453)
Net cash provided by operating activities	15,318	7,249

Cash flows from investing activities:
Proceeds from sales and maturities of investments	10,382	9,640
Purchases of investments	(13,592)	(11,045)
Purchases of property and equipment	(2,357)	(2,048)
Acquisitions	(15)	(429)
Other	37	9
Net cash used in investing activities	(5,545)	(3,873)

Cash flows from financing activities:
Commercial paper borrowings (repayments), net	—	(872)
Proceeds from issuance of long-term debt	—	3,969
Repayments of long-term debt	(4,057)	(3,609)
Dividends paid	(2,578)	(2,552)
Proceeds from exercise of stock options	339	308
Payments for taxes related to net share settlement of equity awards	(175)	(145)
Other	(66)	(7)
Net cash used in financing activities	(6,537)	(2,908)
Net increase in cash, cash equivalents and restricted cash	3,236	468
Cash, cash equivalents and restricted cash at the beginning of the period	8,712	8,884
Cash, cash equivalents and restricted cash at the end of the period	$11,948	$9,352

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current and expected future performance. These non-GAAP financial measures, which are included in this press release and which may be referred to on the conference call discussing the Company’s third quarter financial results, are provided as supplemental information to the financial measures presented in this press release and discussed on the conference call that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted operating income, adjusted earnings per share (“EPS”) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•The Company’s net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of insurance liabilities. Net realized capital gains and losses are reflected in net investment income (loss) within each segment. These capital gains and losses are the result of investment decisions, market conditions and other economic developments that are unrelated to the performance of the Company’s business, and the amount and timing of these capital gains and losses do not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Accordingly, the Company believes excluding net realized capital gains and losses enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends.
•During the three and nine months ended September 30, 2026 and 2025, the acquisition-related integration costs relate to the acquisitions of Signify Health, Inc. and Oak Street Health, Inc. The acquisition-related integration costs are reflected in operating expenses within the Corporate/Other segment.

•During the three and nine months ended September 30, 2026, the Omnicare guarantee relates to an estimated contingent guarantee liability recorded in connection with agreements to resolve certain litigation and Chapter 11 bankruptcy matters involving Omnicare. Following bankruptcy court approval of the agreements in August 2026 and the determination that the sale of Omnicare’s assets is probable of occurring in the fourth quarter of 2026, the Company recorded an estimated contingent guarantee liability in the third quarter of 2026. The Omnicare guarantee is reflected in operating expenses within the Corporate/Other Segment.
•During the three and nine months ended September 30, 2025, the goodwill impairment charge relates to the Health Care Delivery reporting unit within the Health Services segment.
•During the three and nine months ended September 30, 2025, the Health Care Delivery clinic closure charge primarily relates to the write down of long-lived assets in connection with the closure of certain Oak Street Health clinics in 2026, as well as associated severance and employee-related costs. The Health Care Delivery clinic closure charge was reflected in operating expenses within the Health Services segment.
•During the three and nine months ended September 30, 2025, the opioid litigation charge relates to a change in the Company’s accrual related to ongoing opioid litigation matters.
•During the nine months ended September 30, 2025, the Company recorded legacy litigation charges related to two court decisions associated with its past business practices. The legacy litigation charges were reflected in operating expenses within the Pharmacy & Consumer Wellness and Health Services segments.
•During the nine months ended September 30, 2025, the loss on the wind down and sale of Accountable Care assets represents the pre-tax loss on the divestiture of the Company’s Medicare Shared Savings Program (“MSSP”) operations, as well as costs incurred in connection with the wind down of the Company’s ACO REACH operations. The loss on Accountable Care assets was reflected in operating expenses within the Health Services segment.
•During the nine months ended September 30, 2025, the office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the Company’s evaluation of corporate office real estate space. The office real estate optimization charges were reflected in operating expenses within each segment.
•During the three and nine months ended September 30, 2025, the gain on deconsolidation of subsidiary relates to Omnicare, a wholly-owned indirect subsidiary of CVS Health Corporation, and certain of its subsidiary entities (collectively, the “Omnicare Entities”). In September 2025, the Omnicare Entities voluntarily initiated Chapter 11 proceedings under the U.S. Bankruptcy Code, at which time the Company determined that it no longer retained control of the Omnicare Entities and deconsolidated the subsidiaries.
•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) and (2) on page 20 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 12 through 14 and page 19.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of consolidated operating income (loss) (GAAP measure) to consolidated adjusted operating income, as well as reconciliations of segment GAAP operating income (loss) to segment adjusted operating income (loss):

	Three Months Ended September 30, 2026
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$653	$1,980	$1,573	$(640)	$3,566
Amortization of intangible assets	236	126	62	1	425
Net realized capital (gains) losses	23	—	—	(26)	(3)
Acquisition-related integration costs	—	—	—	13	13
Omnicare guarantee	—	—	—	193	193
Adjusted operating income (loss) (1)	$912	$2,106	$1,635	$(459)	$4,194

	Three Months Ended September 30, 2025
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$53	$(3,899)	$1,414	$(775)	$(3,207)
Amortization of intangible assets	294	141	64	1	500
Net realized capital (gains) losses	(33)	—	—	44	11
Acquisition-related integration costs	—	—	—	27	27
Goodwill impairment	—	5,725	—	—	5,725
Health Care Delivery clinic closure charge	—	83	—	—	83
Opioid litigation charge	—	—	—	320	320
Adjusted operating income (loss) (1)	$314	$2,050	$1,478	$(383)	$3,459

	Nine Months Ended September 30, 2026
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$5,650	$4,930	$4,118	$(1,749)	$12,949
Amortization of intangible assets	709	398	189	2	1,298
Net realized capital losses	20	—	—	6	26
Acquisition-related integration costs	—	—	—	35	35
Omnicare guarantee	—	—	—	193	193
Adjusted operating income (loss) (1)	$6,379	$5,328	$4,307	$(1,513)	$14,501

	Nine Months Ended September 30, 2025
In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Consolidated Totals
Operating income (loss) (GAAP measure)	$2,729	$(1,570)	$3,014	$(1,625)	$2,548
Amortization of intangible assets	881	426	184	2	1,493
Net realized capital (gains) losses	1	(15)	—	73	59
Acquisition-related integration costs	—	—	—	100	100
Goodwill impairment	—	5,725	—	—	5,725
Health Care Delivery clinic closure charge	—	83	—	—	83
Opioid litigation charge	—	—	—	320	320
Legacy litigation charges	—	291	929	—	1,220
Loss on Accountable Care assets	—	288	—	—	288
Office real estate optimization charges	4	—	2	4	10
Adjusted operating income (loss) (1)	$3,615	$5,228	$4,129	$(1,126)	$11,846

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income (loss) attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted earnings (loss) per share and Adjusted EPS:

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (loss) attributable to CVS Health (GAAP measure)	$2,172	$1.68	$(3,975)	$(3.13)
Amortization of intangible assets	425	0.33	500	0.39
Net realized capital (gains) losses	(3)	—	11	0.01
Acquisition-related integration costs	13	0.01	27	0.02
Omnicare guarantee	193	0.15	—	—
Goodwill impairment	—	—	5,725	4.50
Health Care Delivery clinic closure charge	—	—	83	0.07
Opioid litigation charge	—	—	320	0.25
Gain on deconsolidation of subsidiary	—	—	(483)	(0.38)
Tax impact of non-GAAP adjustments	(103)	(0.08)	(171)	(0.13)
Adjusted income attributable to CVS Health (2)	$2,697	$2.09	$2,037	$1.60

Weighted average diluted shares outstanding		1,291		1,269
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,291		1,272

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (loss) attributable to CVS Health (GAAP measure)	$8,094	$6.29	$(1,175)	$(0.93)
Amortization of intangible assets	1,298	1.01	1,493	1.18
Net realized capital losses	26	0.02	59	0.05
Acquisition-related integration costs	35	0.03	100	0.08
Omnicare guarantee	193	0.15	—	—
Goodwill impairment	—	—	5,725	4.50
Health Care Delivery clinic closure charge	—	—	83	0.07
Opioid litigation charge	—	—	320	0.25
Legacy litigation charges	—	—	1,220	0.96
Loss on Accountable Care assets	—	—	288	0.23
Office real estate optimization charges	—	—	10	0.01
Gain on deconsolidation of subsidiary	—	—	(483)	(0.38)
Tax impact of non-GAAP adjustments	(333)	(0.26)	(455)	(0.36)
Adjusted income attributable to CVS Health (2)	$9,313	$7.24	$7,185	$5.66

Weighted average diluted shares outstanding		1,286		1,266
Adjusted weighted average diluted shares outstanding (non-GAAP) (2)		1,286		1,269

Supplemental Information
(Unaudited)

The following are reconciliations of financial measures of the Company’s segments to the consolidated totals:

In millions	Health Care Benefits	Health Services	Pharmacy & Consumer Wellness	Corporate/ Other	Intersegment Eliminations (a)	Consolidated Totals
Three Months Ended
September 30, 2026
Total revenues	$36,855	$53,964	$35,498	$205	$(18,123)	$108,399
Adjusted operating income (loss) (1)	912	2,106	1,635	(459)	—	4,194
September 30, 2025
Total revenues	$35,993	$49,266	$36,214	$133	$(18,735)	$102,871
Adjusted operating income (loss) (1)	314	2,050	1,478	(383)	—	3,459

Nine Months Ended
September 30, 2026
Total revenues	$110,364	$153,996	$101,303	$478	$(51,220)	$314,921
Adjusted operating income (loss) (1)	6,379	5,328	4,307	(1,513)	—	14,501
September 30, 2025
Total revenues	$107,061	$139,181	$101,707	$362	$(51,937)	$296,374
Adjusted operating income (loss) (1)	3,615	5,228	4,129	(1,126)	—	11,846
_____________________________________________
(a)Intersegment revenue eliminations relate to intersegment revenue generating activities that occur between the Health Care Benefits segment, the Health Services segment, and/or the Pharmacy & Consumer Wellness segment.

Supplemental Information
(Unaudited)

Health Care Benefits segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2026 vs 2025		Nine Months Ended September 30, 2026 vs 2025
In millions, except percentages and basis points (“bps”)	2026	2025	2026	2025	$	%	$	%
Revenues:
Premiums	$34,569	$33,739	$103,480	$100,731	$830	2.5%	$2,749	2.7%
Services	1,831	1,741	5,459	5,023	90	5.2%	436	8.7%
Net investment income	455	513	1,425	1,307	(58)	(11.3)%	118	9.0%
Total revenues	36,855	35,993	110,364	107,061	862	2.4%	3,303	3.1%
Health care costs	31,556	31,319	90,827	90,696	237	0.8%	131	0.1%
MBR (Health care costs as a % of premium revenues) (3)	91.3%	92.8%	87.8%	90.0%	(150)	bps	(220)	bps
Operating expenses	$4,646	$4,621	$13,887	$13,636	$25	0.5%	$251	1.8%
Operating expenses as a % of total revenues	12.6%	12.8%	12.6%	12.7%
Operating income	$653	$53	$5,650	$2,729	$600	1,132.1%	$2,921	107.0%
Operating income as a % of total revenues	1.8%	0.1%	5.1%	2.5%
Adjusted operating income (1)	$912	$314	$6,379	$3,615	$598	190.4%	$2,764	76.5%
Adjusted operating income as a % of total revenues	2.5%	0.9%	5.8%	3.4%
Premium revenues (by business):
Government	$28,108	$25,968	$84,385	$76,800	$2,140	8.2%	$7,585	9.9%
Commercial	6,461	7,771	19,095	23,931	(1,310)	(16.9)%	(4,836)	(20.2)%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	September 30, 2026			June 30, 2026			December 31, 2025			September 30, 2025
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (4)
Commercial	2,565	15,839	18,404	2,487	15,833	18,320	3,447	15,350	18,797	3,536	15,314	18,850
Medicare Advantage	4,229	—	4,229	4,202	—	4,202	4,267	—	4,267	4,266	—	4,266
Medicare Supplement	1,164	—	1,164	1,176	—	1,176	1,202	—	1,202	1,221	—	1,221
Medicaid	1,961	362	2,323	1,964	361	2,325	1,952	373	2,325	1,978	388	2,366
Total medical membership	9,919	16,201	26,120	9,829	16,194	26,023	10,868	15,723	26,591	11,001	15,702	26,703

Supplemental membership information:
Medicare Prescription Drug Plan (stand-alone)			3,858			3,870			4,041			4,056

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	September 30, 2026	June 30, 2026	December 31, 2025	September 30, 2025
Days Claims Payable (7)	41.9	41.7	38.9	42.5

Supplemental Information
(Unaudited)

Health Services segment

The following table summarizes the Health Services segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2026 vs 2025		Nine Months Ended September 30, 2026 vs 2025
In millions, except percentages	2026	2025	2026	2025	$	%	$	%
Revenues:
Products	$51,491	$46,767	$146,433	$132,125	$4,724	10.1%	$14,308	10.8%
Services	2,473	2,500	7,564	7,046	(27)	(1.1)%	518	7.4%
Net investment income (loss)	—	(1)	(1)	10	1	100.0%	(11)	(110.0)%
Total revenues	53,964	49,266	153,996	139,181	4,698	9.5%	14,815	10.6%
Cost of products sold	49,711	45,230	142,338	128,425	4,481	9.9%	13,913	10.8%
Health care costs	1,346	1,291	3,998	3,439	55	4.3%	559	16.3%
Gross profit (8)	2,907	2,745	7,660	7,317	162	5.9%	343	4.7%
Gross margin (Gross profit as a % of total revenues) (8)	5.4%	5.6%	5.0%	5.3%
Operating expenses	$927	$919	$2,730	$3,162	$8	0.9%	$(432)	(13.7)%
Operating expenses as a % of total revenues	1.7%	1.9%	1.8%	2.3%
Goodwill impairment	$—	$5,725	$—	$5,725	$(5,725)	(100.0)%	$(5,725)	(100.0)%
Operating income (loss)	1,980	(3,899)	4,930	(1,570)	5,879	150.8%	6,500	414.0%
Operating income (loss) as a % of total revenues	3.7%	(7.9)%	3.2%	(1.1)%
Adjusted operating income (1)	$2,106	$2,050	$5,328	$5,228	$56	2.7%	$100	1.9%
Adjusted operating income as a % of total revenues	3.9%	4.2%	3.5%	3.8%
Pharmacy claims processed (5) (6)	481.7	475.6	1,419.4	1,408.8	6.1	1.3%	10.6	0.8%

Supplemental Information
(Unaudited)

Pharmacy & Consumer Wellness segment

The following table summarizes the Pharmacy & Consumer Wellness segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2026 vs 2025		Nine Months Ended September 30, 2026 vs 2025
In millions, except percentages	2026	2025	2026	2025	$	%	$	%
Revenues:
Products	$34,807	$35,503	$99,298	$99,730	$(696)	(2.0)%	$(432)	(0.4)%
Services	691	711	2,005	1,977	(20)	(2.8)%	28	1.4%
Total revenues	35,498	36,214	101,303	101,707	(716)	(2.0)%	(404)	(0.4)%
Cost of products sold	28,700	29,647	81,772	83,005	(947)	(3.2)%	(1,233)	(1.5)%
Gross profit (8)	6,798	6,567	19,531	18,702	231	3.5%	829	4.4%
Gross margin (Gross profit as a % of total revenues) (8)	19.2%	18.1%	19.3%	18.4%
Operating expenses	$5,225	$5,153	$15,413	$15,688	$72	1.4%	$(275)	(1.8)%
Operating expenses as a % of total revenues	14.7%	14.2%	15.2%	15.4%
Operating income	$1,573	$1,414	$4,118	$3,014	$159	11.2%	$1,104	36.6%
Operating income as a % of total revenues	4.4%	3.9%	4.1%	3.0%
Adjusted operating income (1)	$1,635	$1,478	$4,307	$4,129	$157	10.6%	$178	4.3%
Adjusted operating income as a % of total revenues	4.6%	4.1%	4.3%	4.1%
Revenues (by major goods/service lines):
Pharmacy	$29,725	$30,428	$83,629	$84,135	$(703)	(2.3)%	$(506)	(0.6)%
Front Store	5,164	5,192	15,830	15,803	(28)	(0.5)%	27	0.2%
Other	609	594	1,844	1,769	15	2.5%	75	4.2%
Prescriptions filled (5) (6)	470.0	461.4	1,378.2	1,335.0	8.6	1.9%	43.2	3.2%
Same store sales increase (decrease): (9)
Total	(0.6)%	14.3%	1.5%	14.6%
Pharmacy	(0.6)%	16.8%	1.7%	17.5%
Front Store	(0.6)%	1.5%	0.5%	1.5%
Prescription volume (6)	3.9%	8.9%	5.8%	7.3%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2026
	At Least
In millions, except per share amounts	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$9,002	$6.98
Non-GAAP adjustments:
Amortization of intangible assets	1,730	1.34
Net realized capital losses	26	0.02
Acquisition-related integration costs	80	0.06
Omnicare guarantee	193	0.15
Tax impact of non-GAAP adjustments	(460)	(0.35)
Adjusted income attributable to CVS Health (2)	$10,571	$8.20

Weighted average diluted shares outstanding		1,289

Endnotes

(1) The Company defines adjusted operating income as operating income (loss) (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, the Omnicare guarantee, goodwill impairment charges, Health Care Delivery clinic closure charges, opioid litigation charges, certain legacy litigation charges, losses on Accountable Care assets and office real estate optimization charges. The chief operating decision maker (the “CODM”) uses adjusted operating income as its principal measure of segment performance as it enhances the CODM’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income (loss). See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from consolidated operating income (loss) in determining consolidated adjusted operating income.
(2) GAAP diluted earnings (loss) per share and Adjusted EPS, respectively, are calculated by dividing net income (loss) attributable to CVS Health and adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income (loss) attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, the Omnicare guarantee, goodwill impairment charges, Health Care Delivery clinic closure charges, opioid litigation charges, certain legacy litigation charges, losses on Accountable Care assets, office real estate optimization charges, the gain on deconsolidation of subsidiary, as well as the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. Adjusted EPS for the three and nine months ended September 30, 2025 is calculated utilizing weighted average diluted shares outstanding, which include potential common shares in each period, as the impact of the potential common shares was dilutive. The potential common shares were excluded from the calculations of GAAP loss per share for the three and nine months ended September 30, 2025, as the shares would have had an anti-dilutive effect as a result of the GAAP net loss in each period. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income (loss) attributable to CVS Health in determining adjusted income attributable to CVS Health.
(3) Medical benefit ratio is calculated by dividing the Health Care Benefits segment’s health care costs by premium revenues and represents the percentage of premium revenues spent on medical benefits for the segment’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Health Care Benefits segment’s insured products.
(4) Medical membership represents the number of members covered by the Health Care Benefits segment’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on the Health Care Benefits segment’s total revenues and operating results.
(5) Pharmacy claims processed represents the number of prescription claims processed through the Company’s pharmacy benefits manager and dispensed by either its retail network pharmacies or the Company’s mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Pharmacy & Consumer Wellness segment’s retail pharmacies and infusion services operations, as well as through the Omnicare long-term care pharmacies prior to their deconsolidation in September 2025. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(7) Days claims payable is calculated by dividing the Health Care Benefits segment’s health care costs payable at the end of each quarter by its average health care costs per day during such quarter. Management and investors use this metric as one of the indicators of the adequacy of the health care costs payable liability at the end of each quarter.
(8) Gross profit is calculated as the segment’s total revenues less its cost of products sold, and, for the Health Services segment, health care costs. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Health Services and Pharmacy & Consumer Wellness segments.
(9) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year and digital sales initiated online or through mobile applications and fulfilled through the Company’s distribution centers, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues and prescriptions from infusion services operations and long-term care pharmacies. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.